Exhibit 32.1

  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Upstream Biosciences Inc. (the "Company") on Form 10-Q for the quarter ended to December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mike McFarland, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 14th day of February 2012.


By: /s/ Mike McFarland
    -------------------------------------------------
    Mike McFarland
    Chief Executive Officer, Chief Financial Officer,
    President, Secretary, Treasurer and Director
    (Principal Executive Officer, Principal Financial
    Officer and Principal Accounting Officer)